                          [LETTERHEAD OF VENABLE LLP]

                                February 9, 2004

Affordable Residential Communities Inc.
Suite 900
600 Grant Street
Denver, Colorado 80203

           Re:      Registration Statement on Form S-11 (File No. 333-109816)
                    ---------------------------------------------------------

Ladies and Gentlemen:

                  We have served as Maryland counsel to Affordable Residential
Communities Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the sale and issuance by the
Company of up to 24,614,858 shares (the "Common Shares") of its Common Stock,
$.01 par value per share (the "Common Stock"), and up to 5,000,000 shares (the
"Preferred Shares" and, together with the Common Shares, the "Shares") of its
Series A Cumulative Redeemable Preferred Stock, $.01 par value per share (the
"Preferred Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "1933 Act").
22,250,000 Common Shares (the "New Common Shares") and the Preferred Shares will be sold by the Company. 2,364,858 Common Shares (the "Existing Common Shares")
will be sold by the stockholders of the Company named in the Registration
Statement under the caption "Selling Stockholders." Capitalized terms used but not defined herein shall have the meanings given to them in the Registration
Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1.       The Registration Statement and the related form of
prospectus included therein in the form in which it was transmitted to the
Commission under the 1933 Act;

                  2.       The charter of the Company (the "Existing Charter"),
certified as of a recent date by the State Department of Assessments and
Taxation of Maryland (the "SDAT");

Affordable Residential Communities Inc.
February 9, 2003

                  3.       The forms of Articles of Amendment and Restatement
and Articles Supplementary of the Company to be filed with the SDAT immediately prior to the issuance of the Shares (collectively, the "New Charter"), certified as of the date hereof by an officer of the Company;

                  4.       The Bylaws of the Company, certified as of the date
hereof by an officer of the Company;

                  5.       A certificate of the SDAT as to the good standing of
the Company, dated as of a recent date;

                  6.       Resolutions adopted by the Board of Directors of the
Company relating to, among other matters, (a) the authorization and filing of the Registration Statement, (b) the sale, issuance and registration of the
Shares and (c) the appointment of a Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") to determine certain terms of the issuance of the New Common Shares and the Preferred Shares (collectively, the
"Resolutions"), certified as of the date hereof by an officer of the Company;

                  7.       A certificate executed by an officer of the Company,
dated as of the date hereof; and

                  8.       Such other documents and matters as we have deemed
necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1.       Each individual executing any of the Documents,
whether on behalf of such individual or another person, is legally competent to do so.

                  2.       Each individual executing any of the Documents on
behalf of a party (other than the Company) is duly authorized to do so.

                  3.       Each of the parties (other than the Company)
executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4.       All Documents submitted to us as originals are
authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

Affordable Residential Communities Inc.
February 9, 2003

All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete.
All representations, warranties, statements and information contained in the
Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5.        Prior to the issuance of any New Common Shares or
Preferred Shares by the Company, the New Charter will have been filed with, and accepted for record by, the SDAT.

                  6.        The New Common Shares and the Preferred Shares will
not be issued in violation of the restrictions on ownership and transfer of shares of stock of the Company set forth in Article VII of the New Charter.

                  Based upon the foregoing, and subject to the assumptions,
limitations and qualifications stated herein, it is our opinion that:

                  1.       The Company is a corporation duly incorporated and
existing under the laws of the State of Maryland and is in good standing with the SDAT.

                  2.       The issuance of the New Common Shares has been duly
authorized and, when and if issued and delivered against payment therefor in accordance with the New Charter, the Registration Statement and the Resolutions,
the New Common Shares will be validly issued, fully paid and nonassessable.

                  3.       The issuance of the Preferred Shares has been duly
authorized and, when and if issued and delivered against payment therefor in accordance with the New Charter, the Registration Statement and the Resolutions,
the Preferred Shares will be validly issued, fully paid and nonassessable.

                  4.       The issuance of the Existing Common Shares has been
duly authorized and the Existing Common Shares are validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

Affordable Residential Communities Inc.
February 9, 2003

                  The opinion expressed herein is limited to the matters
specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the
Commission as an exhibit to the Registration Statement.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                Very truly yours,

                                                /s/ Venable LLP